Exhibit 99.1

Rose Rock Midstream, L.P. Reports Second Quarter 2016 Results

Tulsa, OK - August 4, 2016 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its second quarter 2016 financial results.

Rose Rock Midstream reported second quarter 2016 net income of $9.9 million, compared with $17.1 million in second quarter 2015 and $26.5 million in first quarter 2016. Rose Rock Midstream's second quarter 2016 adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $44.9 million, flat compared to $44.7 million in second quarter 2015 and down about 8% from $49.0 million in first quarter 2016.

Rose Rock Midstream's second quarter 2016 Adjusted gross margin, which excludes equity earnings in White Cliffs Pipeline and Glass Mountain Pipeline, was $44.9 million, compared with $48.8 million in second quarter 2015 and $48.0 million in first quarter 2016. Second quarter 2016 operating income was $22.4 million, compared with $27.3 million in second quarter 2015 and $38.9 million in first quarter 2016. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

"Rose Rock’s performance in the second quarter was consistent with expectations in this lower for longer price environment," said Carlin Conner, chief executive officer of Rose Rock Midstream’s general partner. "As we progress toward completion of our merger with SemGroup, we can look forward to enhanced growth prospects as a combined, more diversified company."

Rose Rock Midstream's second quarter 2016 distributable cash flow was $27.5 million. On July 21, 2016, Rose Rock Midstream announced a quarterly cash distribution of $0.66 per unit, an increase of more than 1.5% from the second quarter 2015 distribution. The distribution will be paid on August 12, 2016 to all unitholders of record on August 2, 2016. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

Recent Developments
On May 31, 2016, Rose Rock Midstream announced an agreement under which SemGroup will acquire all of the outstanding common units of Rose Rock Midstream not already owned by SemGroup in an all units-for-stock transaction. Through this transaction, Rose Rock Midstream unitholders will receive a 7.4% and 19.2% implied premium to its volume-weighted average prices during the 10-trading days and 20-trading days ending May 27, 2016. This transaction is expected to close later this year, at which time Rose Rock Midstream will cease to operate as an individual publicly traded company.

2016 Guidance
Rose Rock reaffirms 2016 consolidated Adjusted EBITDA guidance of between $165 and $185 million. The partnership expects to deploy approximately $35 million in capital investments in 2016. In addition, the partnership anticipates maintaining its current distribution until the closing of the previously mentioned merger transaction with SemGroup.

Earnings Conference Call
Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, August 5, 2016, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 1.866.652.5200, or for international callers, 1.412.317.6060. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations

Exhibit 99.1

website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The second quarter 2016 earnings slide deck will be posted under Presentations.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
Rose Rock’s non-GAAP financial measures, Adjusted gross margin, Adjusted EBITDA and distributable cash flow, are not GAAP measures and are not intended to be used in lieu of GAAP presentation of operating income (loss) which is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities which are the GAAP measures most directly comparable to Adjusted EBITDA, and net income (loss) which is the GAAP measure most directly comparable to distributable cash flow. Adjusted gross margin represents total revenues minus cost of products sold and unrealized gain (loss) on derivatives. Adjusted EBITDA represents net income before interest expense, income tax expense (benefit), depreciation and amortization, earnings from equity method investments and any other non-cash adjustments to reconcile net income to net cash provided by operating activities plus cash distributions from equity method investments. Distributable cash flow represents Adjusted EBITDA, as described above, adjusted to exclude cash income taxes, cash interest expense and maintenance capital expenditures.

These measures may be used periodically by management when discussing our financial results with investors and analysts and are presented as management believes they provide additional information and metrics relative to the performance of our businesses. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider non-GAAP measures in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for the limitations of our non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the non-GAAP measure and the most comparable GAAP measure and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Because all companies do not use identical calculations, our presentations of non-GAAP measures may be different from similarly titled measures of other companies, thereby diminishing their utility.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements.” All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, cash distributions, management's plans and objectives for future operations, capital investments, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are

Exhibit 99.1

reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the closing and expected timing of the proposed transaction pursuant to which SemGroup Corporation (“SemGroup”) will acquire all of our outstanding common units not already owned by SemGroup; insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay current, expected or minimum quarterly distributions; any sustained reduction in demand for, or supply of, crude oil in markets served by our midstream assets; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the loss of, or a material nonpayment or nonperformance by, any of our key customers; our ability to renew or replace expiring storage, transportation and related contracts; the amount of cash distributions, capital requirements, and performance of our investments and joint ventures; the amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of crude oil; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit facility and the indentures governing our senior notes, including requirements under our credit facility to maintain certain financial ratios; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
In connection with the proposed merger of SemGroup and Rose Rock, SemGroup filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "Commission") that includes a joint solicitation statement/prospectus and other relevant documents concerning the proposed transaction. YOU ARE URGED TO READ THE JOINT SOLICITATION STATEMENT/PROSPECTUS AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SemGroup, Rose Rock AND THE PROPOSED TRANSACTION. The joint solicitation statement/prospectus and the other documents filed with the Commission may be obtained free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint solicitation statement/prospectus and the other documents filed by SemGroup and Rose Rock with the Commission by requesting them in writing from SemGroup Corporation, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216, Attention: Investor Relations, or by telephone at (918) 524-8100, or from Rose Rock Midstream, L.P., Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216, Attention: Investor Relations, or by telephone at (918) 524-7700.

Exhibit 99.1

SemGroup and Rose Rock and their respective directors and executive officers may be deemed under the rules of the Commission to be participants (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about SemGroup’s directors and executive officers and their ownership of SemGroup common stock is set forth in SemGroup’s proxy statement on Schedule 14A filed on April 13, 2016 with the Commission. Information about the directors and executive officers and their ownership of RRMS common units representing limited partnership interests is set forth in Rose Rock’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 26, 2016  with the Commission. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, is contained in the joint solicitation statement/prospectus and other materials filed by SemGroup with the Commission, as amended from time to time. Stockholders may obtain additional information about the interests of the directors and executive officers in the proposed transaction by reading the joint solicitation statement/prospectus.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson
918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets	$421,534	$319,614
Property, plant and equipment, net	443,327	441,596
Equity method investments	427,961	438,291
Other noncurrent assets, net	44,606	46,089
Total assets	$1,337,428	$1,245,590

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$356,248	$283,029
Long-term debt	774,488	732,356
Total liabilities	1,130,736	1,015,385

Partners' capital	206,692	230,205
Total liabilities and partners' capital	$1,337,428	$1,245,590

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Revenues, including revenues from affiliates:
Product	$143,201	$193,525	$176,622	$319,823	$300,092
Service	25,943	29,778	27,329	53,272	57,904
Total revenues	169,144	223,303	203,951	373,095	357,996
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	128,763	173,133	151,391	280,154	269,370
Operating	19,726	23,678	21,407	41,133	44,477
General and administrative	5,428	6,329	4,900	10,328	11,949
Depreciation and amortization	8,235	10,608	7,893	16,128	20,751
Loss (gain) on disposal or impairment, net	1,714	(22)	294	2,008	130
Total expenses	163,866	213,726	185,885	349,751	346,677
Earnings from equity method investments	17,078	17,683	20,839	37,917	38,547
Operating income	22,356	27,260	38,905	61,261	49,866
Other expenses:
Interest expense	12,434	10,197	12,437	24,871	18,203
Other income, net	—	(5)	—	—	(5)
Total other expenses, net	12,434	10,192	12,437	24,871	18,198
Net income	$9,922	$17,068	$26,468	$36,390	$31,668
Net income allocated to general partner	$5,537	$5,323	$5,868	$11,405	$10,065
Net income allocated to common unitholders	$4,385	$11,745	$20,600	$24,985	$21,603
Net income per limited partner unit:
Common unit (basic)	$0.12	$0.32	$0.56	$0.68	$0.60
Common unit (diluted)	$0.12	$0.32	$0.56	$0.68	$0.60
Basic weighted average number of limited partner units outstanding:
Common units	36,838	36,790	36,809	36,823	35,803
Diluted weighted average number of limited partner units outstanding:
Common units	36,915	36,839	36,835	36,873	35,849

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Reconciliation of operating income to Adjusted gross margin:
Operating income	$22,356	$27,260	$38,905	$61,261	$49,866
Add:
Operating expense	19,726	23,678	21,407	41,133	44,477
General and administrative expense	5,428	6,329	4,900	10,328	11,949
Depreciation and amortization expense	8,235	10,608	7,893	16,128	20,751
Loss on disposal or impairment, net	1,714	(22)	294	2,008	130
Less:
Earnings from equity method investments	17,078	17,683	20,839	37,917	38,547
Non-cash unrealized gain (loss) on derivatives, net	(4,477)	1,415	4,548	71	(1,116)
Adjusted gross margin	$44,858	$48,755	$48,012	$92,870	$89,742

Reconciliation of net income to Adjusted EBITDA:
Net income	$9,922	$17,068	$26,468	$36,390	$31,668
Add:
Interest expense	12,434	10,197	12,437	24,871	18,203
Depreciation and amortization expense	8,235	10,608	7,893	16,128	20,751
Cash distributions from equity method investments	24,782	25,560	26,913	51,695	51,625
Inventory valuation adjustment	—	48	—	—	1,235
Provision for doubtful accounts receivable	—	—	38	38	—
Non-cash equity compensation	366	357	365	731	655
Loss (gain) on disposal or impairment, net	1,714	(22)	294	2,008	130
Less:
Earnings from equity method investments	17,078	17,683	20,839	37,917	38,547
Impact from derivative instruments:
Total gain (loss) on derivatives, net	(7,127)	(2,202)	3,354	(3,773)	(2,846)
Total realized loss (cash flow) on derivatives, net	2,650	3,617	1,194	3,844	1,730
Non-cash unrealized gain (loss) on derivatives, net	(4,477)	1,415	4,548	71	(1,116)
Adjusted EBITDA	$44,852	$44,718	$49,021	$93,873	$86,836

Reconciliation of net cash provided by operating activities to Adjusted EBITDA:
Net cash provided by operating activities	$14,080	$26,941	$14,530	$28,610	$19,871
Less:
Changes in operating assets and liabilities, net	(11,462)	(386)	(16,811)	(28,273)	(36,894)
Add:
Interest expense, excluding amortization of debt issuance costs	11,606	9,515	11,606	23,212	16,994
Distributions from equity method investments in excess of equity in earnings	7,704	7,876	6,074	13,778	13,077
Adjusted EBITDA	$44,852	$44,718	$49,021	$93,873	$86,836

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended				Six Months Ended
	June 30,			March 31,	June 30,
	2016		2015	2016	2016	2015
Reconciliation of net income to distributable cash flow:
Net income	$9,922		$17,068	$26,468	$36,390	$31,668
Add:
Interest expense	12,434		10,197	12,437	24,871	18,203
Depreciation and amortization expense	8,235		10,608	7,893	16,128	20,751
EBITDA	30,591		37,873	46,798	77,389	70,622
Add:
Loss (gain) on disposal or impairment, net	1,714		(22)	294	2,008	130
Cash distributions from equity method investments	24,782		25,560	26,913	51,695	51,625
Inventory valuation adjustment	—		48	—	—	1,235
Provision for doubtful accounts receivable	—		—	38	38	—
Non-cash equity compensation	366		357	365	731	655
Less:
Earnings from equity method investments	17,078		17,683	20,839	37,917	38,547
Non-cash unrealized gain (loss) on derivatives, net	(4,477)		1,415	4,548	71	(1,116)
Adjusted EBITDA	$44,852		$44,718	$49,021	$93,873	$86,836
Less:
Cash interest expense	11,582		9,764	11,587	23,169	17,218
Maintenance capital expenditures	5,793		4,855	2,148	7,941	5,782
Distributable cash flow	$27,477		$30,099	$35,286	$62,763	$63,836

Distribution declared	$30,257	(1)	$29,483	$30,251	$60,508	$57,862

Distribution coverage ratio	0.9x		1.0x	1.2x	1.0x	1.1x

(1) The distribution declared July 21, 2016 represents $0.66 per unit, or $2.64 per unit on an annualized basis.

Exhibit 99.1

2016 Adjusted EBITDA Guidance Reconciliation(1)

(millions, unaudited)
	Mid-point
Net income	$48.5
Add: Interest expense	51.0
Add: Depreciation and amortization	49.0
EBITDA	$148.5
Non-Cash and Other Adjustments	26.5
Adjusted EBITDA	$175.0

Less:
Cash interest expense	48.0
Maintenance capital expenditures	10.0
Add:
General Partner support	4.0
Distributable cash flow	$121.0

Expected cash distributions declared	$121.0

Coverage	1.0	x

Non-Cash and Other Adjustments
Earnings from equity method investments	$(77.0)
Cash distributions from equity method investments	102.0
Non-cash equity compensation	1.5
Non-Cash and Other Adjustments	$26.5

(1) Guidance does not reflect any pro forma impacts for the proposed merger